UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 270-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, JPMorgan Chase & Co. (the “Company”) and The Bank of New York, as Trustee, entered into a Supplemental Indenture (the “Supplemental Indenture”) which supplements the Junior Subordinated Indenture, dated as of December 1, 1996 (the “Junior Subordinated Indenture”), pursuant to which the Company may from time to time issue unsecured junior subordinated debt securities (the “Securities”). The Supplemental Indenture applies only to Securities issued on or after the date of the Supplemental Indenture.

The Supplemental Indenture amends the Junior Subordinated Indenture by revising certain provisions relating to the definition of debt, certain events of default and the conditions under which the Company may exercise its right to defer interest payments. The Company has made these changes to the Junior Subordinated Indenture to reflect the final rules on capital treatment for trust preferred securities adopted by the Federal Reserve Board in March 2005.

A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. A form of the Junior Subordinated Indenture was filed as Exhibit 4.08(a) to the Annual Report on Form 10-K of the Company (File No. 1-5805) for the year ended December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of May 19, 2005, to the Junior Subordinated Indenture, dated as of December 1, 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
Registrant

Date: May 19, 2005	By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary